Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Parkway Properties, Inc.

We consent to the incorporation by reference in the registration statement (No. 333-156050) on Form S-3, the registration statements (Nos. 333-100565, 333-115286, and 333-134069) on Form S‑8, the registration statements (Nos. 333-88861 and 333-00311) on Form S-8 on Form S-3 and the registration statement (No. 333-156051) on Form S-3D of Parkway Properties, Inc. of our reports dated March 6, 2009, with respect to the consolidated balance sheet of Parkway Properties, Inc. as of December 31, 2008, and the related consolidated statements of income, changes in stockholders’ equity and cash flows for the year ended December 31, 2008, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2008, which reports appear in the December 31, 2008 annual report on Form 10-K of Parkway Properties, Inc.

/s/ KPMG LLP

Jackson, Mississippi

March 6, 2009